As filed with the Securities and Exchange Commission on November 24, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

QUAKER CHEMICAL CORPORATION

(Exact name of Registrant as specified in its charter)

Pennsylvania	23-0993790
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One Quaker Park

901 Hector Street

Conshohocken, PA 19428-0809

(610) 832-4000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

D. JEFFRY BENOLIEL

Vice President-Global Strategy, General Counsel and Secretary

One Quaker Park

901 Hector Street

Conshohocken, PA 19428-0809

(610) 832-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to

Howell J. Reeves

WolfBlock LLP

1650 Arch Street, 22nd Floor

Philadelphia, PA 19103-2097

(215) 977-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be registered	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(1)	Amount of registration fee
Common Stock, $1.00 par value (including associated stock purchase rights)	250,000 shares	$12.83	$3,207,500	$126.05

(1)	Pursuant to Rule 416 under the Securities Act of 1933, this registration statement shall also cover any additional shares of common stock and associated stock purchase rights that become available under the Quaker Chemical Corporation Dividend Reinvestment and Stock Purchase Plan by reason of any stock dividend, stock split, split-up, reclassification or other similar event effected without the receipt of consideration.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. The proposed maximum offering price per share is based upon the average of the high and low prices of Quaker Chemical Corporation common stock on the New York Stock Exchange composite tape on November 19, 2008.

Prospectus

Quaker Chemical Corporation

250,000 shares

of

Common Stock

($1.00 par value)

Quaker Chemical Corporation Dividend Reinvestment

and Stock Purchase Plan

This prospectus relates to shares of our common stock that may be purchased by participants in the Quaker Chemical Corporation Dividend Reinvestment and Stock Purchase Plan, which we refer to in this prospectus as the “plan.” The plan is effective November 24, 2008 and replaces the former Quaker Chemical Corporation Dividend Reinvestment and Stock Purchase Plan. Participants in the former Quaker Chemical Corporation Dividend Reinvestment Plan are automatically enrolled as participants in the plan.

The plan provides a convenient and economical way for existing shareholders to acquire additional shares of our common stock by reinvesting the cash dividends paid on our common stock and/or by making optional cash purchases in accordance with the plan’s terms and conditions. A shareholder who is not currently participating in the plan may enroll in the plan by following the procedures described in this prospectus.

The common stock of Quaker Chemical Corporation is traded on the New York Stock Exchange under the symbol “KWR.” Quaker Chemical Corporation’s principal executive offices are located at One Quaker Park, 901 Hector Street, Conshohocken, Pennsylvania 19428-0809, and its telephone number is 1-610-832-4000.

American Stock Transfer & Trust Company, LLC, which we refer to in this prospectus as the “plan administrator,” is the administrator of the plan.

Please read this prospectus carefully and keep it for future reference. If you have any questions about the plan, please call a customer service representative with American Stock Transfer & Trust Company, LLC at 1-877-724-6458.

Investing in our common stock involves risks. In this regard, please carefully consider the discussion under the caption “Risk Factors,” beginning on page 5 of this prospectus.

This prospectus is not an offer to sell securities and it is not soliciting an offer to buy securities in any state or country where the offer or sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is November 24, 2008.

		Page
Overview of the Plan		3
About This Prospectus		3
Where You Can Find More Information		4
Quaker		5
Risk Factors		5
Key Features of the Plan		6
The Plan		8
1.	How can I participate in the plan?	8
2.	How do I get started?	8
3.	How do I make an election whether or not to reinvest my dividends?	8
4.	If I am participating in the plan’s dividend reinvestment feature, how do I stop my dividend reinvestment participation?	9
5.	When are dividends reinvested?	9
6.	How do I make additional investments?	9
7.	How do I make an automatic monthly investment from a bank account?	9
8.	If a check I deliver to the plan administrator is not honored for any reason or a predesignated bank account does not have sufficient funds for an automatic debit I have arranged for, what will be the consequences?	10
9.	Once established, how can I change or terminate an automatic monthly withdrawal of funds?	10
10.	Is there a limit on the amount of cash purchases I may make through the plan?	10
11.	When will the shares I acquire by additional cash investment be purchased?	10
12.	What is the source of shares purchased by the plan administrator under the plan?	11
13.	How will the price of shares purchased under the plan be determined?	11
14.	Will I receive certificates for shares purchased?	11
15.	Will withdrawal of shares from my account balance affect my election to participate in the plan’s dividend reinvestment program?	11
16.	What is safekeeping?	11
17.	Can I get certificates if I want them?	11
18.	What happens if there is a stock split, stock dividend or other distribution with respect to Quaker common stock?	12
19.	How can I transfer or give a gift of shares?	12
20.	How do I sell shares?	12
21.	What are the costs?	12
22.	What about taxes?	13
23.	Will my cash dividends and the proceeds from any sale of my shares be subject to tax withholding?	13
24.	Will I receive the information on my plan participation needed to timely file my Federal income tax returns?	13
25.	Will I have the same rights as a shareholder?	13
26.	Is participation in the plan available to a shareholder who is a non-U.S. citizen or resident?	13
27.	How will I keep track of my investments?	14
28.	What if I have questions about the plan?	14
29.	What factors concerning the responsibilities of Quaker and the plan administrator should I consider when making a determination whether to participate in the plan?	14
30.	Can Quaker or the plan administrator make changes to the plan or terminate my participation in the plan?	15
31.	How is the plan to be interpreted?	15
Federal Income Tax Consequences		15
Use of Proceeds		16
Legal Matters		16
Experts		17

Overview of the Plan

This prospectus describes the Quaker Chemical Corporation Dividend Reinvestment and Stock Purchase Plan that provides our shareholders who elect to participate in the plan with a convenient and economical means of purchasing additional shares of our common stock by reinvesting the cash dividends paid on our common stock and/or by making additional optional cash purchases. Quaker Chemical Corporation has appointed American Stock Transfer & Trust Company, LLC to administer the plan.

The shares of Quaker Chemical Corporation common stock purchased by participants under the plan will be acquired directly from Quaker and may be newly issued shares or may be shares we have held as treasury shares.

The plan is designed for our shareholders who wish to increase their investment in Quaker over time. The plan provides you the opportunity to reinvest all of the cash dividends paid on your Quaker common stock into additional shares of Quaker common stock. The plan also includes a stock purchase feature that permits participants to make optional cash purchases of additional Quaker shares. You can also sell your Quaker shares through the plan. Unlike an individual stock brokerage account, the timing of purchases and sales is subject to the provisions of the plan, as discussed below.

You can participate in the plan as long as you are a registered holder of Quaker common stock. There are no initiation fees, brokerage commissions, service charges or other regular expenses required to be paid by participants in connection with their enrollment in the plan or their reinvestment of dividends or optional cash purchases pursuant to the plan. A participant requesting that the plan administrator sell some or all of the participant’s shares will be charged an administrative service charge of $7.50, plus brokerage commissions applicable to the transaction. A participant can also deposit Quaker common stock certificates with the plan administrator for safekeeping for a processing fee of $7.50. For additional information concerning costs associated with participation in the plan, see the response to Question 21 under “The Plan.”

Participation in the plan is strictly voluntary. Participants may terminate their enrollment in the plan and withdraw their common shares from their accounts at any time, subject to the terms outlined in this prospectus. If you are not participating in the plan and would like to become a participant, see the responses to Questions 1 and 2 under “The Plan” for information on how you may enroll in the plan.

About This Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) relating to the shares of our common stock offered under the plan. This prospectus does not contain all of the information included in the registration statement. The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about Quaker Chemical Corporation, the plan, and the common stock offered by this prospectus. The registration statement can be read at the SEC Web site or at the SEC office mentioned under the heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in or incorporated by reference into this prospectus is accurate only as of the date on the front cover of this prospectus or the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise mentioned or unless the context requires otherwise, (i) all references in this prospectus to “Quaker,” “we,” “us,” “our” or similar references mean Quaker Chemical Corporation; (ii) all references in this prospectus to the “plan” mean the Quaker Chemical Corporation Dividend Reinvestment and Stock Purchase Plan; (iii) all references in this prospectus to “stock,” “our stock,” “our common stock,” “Quaker stock,” “your stock,” “shares,” or “Quaker shares” refer to our common stock; and (iv) all references in this prospectus to the “plan administrator” mean American Stock Transfer & Trust Company, LLC, the administrator of the plan.

Our common stock is listed on the New York Stock Exchange and trades under the ticker symbol “KWR.” The closing price for our common stock on November 21, 2008 on the New York Stock Exchange composite tape was $11.20.

Where You Can Find More Information

Registration Statement

We have filed a registration statement on Form S-3 to register with the SEC the Quaker common stock offered for purchase by plan participants. This prospectus is part of that registration statement. The registration statement contains additional relevant information about us and our common stock. As allowed by SEC rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement.

Quaker’s SEC Filings

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s Web site at www.sec.gov. You may also read and copy any reports, statements or other information that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room. You can also find information about us by visiting our Web site at http://www.quakerchem.com. However, the information on our Web site is not part of this prospectus, and you should not rely on that information in making any investment decisions, unless that information is also included in this prospectus or has been incorporated by reference into this prospectus.

Information Incorporated By Reference

The SEC allows us to incorporate by reference information we file with them, which means that we can disclose important information to you by referring you to documents we file with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

We incorporate by reference the documents listed below that we have filed with the SEC and any future filings (other than information furnished, and not filed, pursuant to Items 2.02 or 7.01 in any Form 8-K filing or any other item that permits us to furnish, rather than file, information) we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the plan is terminated:

•	our annual report on Form 10-K for the year ended December 31, 2007;

•	our quarterly reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008;

•	our current reports on Form 8-K filed on April 24, 2008, May 13, 2008, May 20, 2008, September 29, 2008 and October 2, 2008;

•	a description of our common stock as set forth in our registration statement on Form 8-A filed with the SEC on August 2, 1996, including all amendments and reports updating the description; and

•	a description of preferred stock purchase rights set forth in our registration statement on Form 8-A filed with the SEC on March 7, 2000, including all amendments and reports updating the description.

Documents Available Without Charge From Quaker

We will provide to each person, including any beneficial owner of our shares, to whom this prospectus is delivered, upon written or oral request, a copy of any documents incorporated by reference into this prospectus (other than exhibits to such documents, unless the exhibits are specifically incorporated by reference in such documents) at no cost. A request for documents may be made by calling Quaker Chemical Corporation’s Assistant Secretary at 1-610-832-4119 or by writing to Quaker Chemical Corporation, One Quaker Park, 901 Hector Street, Conshohocken, Pennsylvania 19428: Attention: Assistant Secretary.

Quaker

Quaker Chemical Corporation develops, produces and markets a broad range of formulated chemical specialty products for various industrial and manufacturing applications. It also offers and markets chemical management services. Quaker’s principal products and services include:

•	rolling lubricants (used by manufacturers of steel in the hot and cold rolling of steel and by manufacturers of aluminum in the hot rolling of aluminum);

•	corrosion preventives (used by steel and metalworking customers to protect metal during manufacture, storage and shipment);

•	metal finishing compounds (used to prepare metal surfaces for special treatments such as galvanizing and tin plating and to prepare metal for further processing);

•

machining and grinding compounds (used by metalworking customers in cutting, shaping and grinding metal parts which require special treatment to enable them to tolerate the manufacturing process, achieve closer tolerance and improve tool life);

•	forming compounds (used to facilitate the drawing and extrusion of metal products);

•	hydraulic fluids (used by steel, metalworking and other customers to operate hydraulically activated equipment);

•	technology for the removal of hydrogen sulfide in various industrial applications;

•	chemical milling maskants for the aerospace industry and temporary and permanent coatings for metal and concrete products;

•	construction products, such as flexible sealants and protective coatings, for various applications; and

•	programs to provide chemical management services.

Risk Factors

Investing in Quaker common stock involves risks. These risks are described in Part I, Item 1A. Risk Factors, of our annual report on Form 10-K for the fiscal year ended December 31, 2007. These risk factors may be updated in our quarterly reports on Form 10-Q or our subsequently filed annual reports on Form 10-K which are also incorporated by reference into this prospectus. See “Where You Can Find More Information,” above. Before making a decision to invest, you should carefully consider these risks, as well as other information contained in, or incorporated by reference into, this prospectus.

Cautionary Statements Concerning Forward-Looking Statements

This prospectus, including the documents incorporated by reference, contains various forward-looking statements. These forward-looking statements can be identified by the use of words such as “may,” “could,” “should,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan” and similar expressions. We base these forward-looking statements on our current expectations and projections about future events, our assumptions regarding these events and our knowledge of facts at the time the statements are made. These forward-looking statements are subject to various risks and uncertainties that may be outside our control, and our actual results could differ materially from our projected results. For a discussion of these risks and uncertainties and the additional factors that could affect the validity of our forward-looking statements, as well as our financial condition and our results of operations, you should read the sections titled “Factors that May Affect Our Future Results” in Part I, Item 1, and “Risk Factors” in Part I, Item 1A, of our most recent annual report on Form 10-K and any disclosure updating these sections that is included in our quarterly reports on Form 10-Q or our subsequently filed annual reports on Form 10-K, which are also incorporated by reference into this prospectus. We are not able to predict all the factors that may affect future results. We qualify all our forward-looking statements by these cautionary statements. These forward-looking statements speak only as of the date of this prospectus or the date of the document incorporated by reference. Except as required by applicable laws or regulations, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. However, any further disclosure made on related subjects in our subsequent reports on Forms 10-K, 10-Q and 8-K should be consulted.

Key Features of the Plan

Key features of the plan, which are more fully described in the answers to the questions under the caption “The Plan,” include the following:

Registered Shareholders Can Participate

Any person or entity who is the record owner of Quaker common stock is eligible to participate in the plan provided:

•	the plan’s enrollment procedures are complied with; and

•	in the case of citizens or residents of a country other than the United States, its territories and possessions, participation would not violate local laws applicable to Quaker or the participant.

Because only record owners of Quaker shares may participate in the plan, if you are the beneficial owner of Quaker shares that are registered in another’s name (for example, in the name of a broker, bank, nominee or other record holder) you must, in order to have those shares included in the plan, either arrange for participation by the record holder or have the shares transferred into your own name.

Optional Cash Purchases

If you are a participant in the plan, in addition to purchases through dividend reinvestment, you can also make periodic purchases of Quaker common stock in any amount not less than $300, subject to an annual limit on optional cash purchases of $24,000, which must be paid by check or money order. Each check or money order must be made payable to American Stock Transfer & Trust Company, LLC in U.S. dollars and be drawn on a U.S. bank.

Convenient Withdrawal or Sale of Shares

You can withdraw your Quaker shares that are held in the plan at any time or may request the plan administrator to sell the shares for you.

Full Investment

Full investment of your funds, less fees (if applicable), is possible because you will be credited with both whole shares and fractional shares. Dividends will be paid not only on the whole shares in your plan account but also proportionately on any fractional shares in the account.

Dividend Reinvestment

You can reinvest all of the cash dividends on your Quaker common stock to purchase both full and fractional shares (carried out to three decimal places) of Quaker common stock, or, if you elect not to participate in the plan’s dividend reinvestment feature, the plan administrator will remit any dividends to you either by check or by automatic deposit to a bank account you designate.

Share Safekeeping

You can deposit your Quaker common stock certificates with the plan administrator for safekeeping for a processing fee of $7.50. You can request withdrawal of any or all of your whole shares that are held for your account by the plan administrator. A certificate for any shares you withdraw will be sent to you free of charge. Upon a withdrawal of all of your whole shares, you will be paid in cash for any fractional share then held in your plan account.

Gifts and Other Share Transfers

You can make gifts or other transfers of the whole shares of Quaker common stock you hold in your plan account at no charge to you.

The Plan

The following questions and answers explain and constitute the plan. The plan replaces the former Quaker Chemical Corporation Dividend Reinvestment and Stock Purchase Plan and this prospectus constitutes notice of termination of the former plan. If you participated in the former plan on November 24, 2008, at the time the plan replaced the former plan, then you automatically are a participant in the plan in the same manner, and to the same extent, as you participated in the former plan, unless you elect to terminate your participation in the plan or wish to change your participation in some way.

1.	How can I participate in the plan?

If you are not currently a participant in the plan but you already own shares of Quaker common stock that are registered in your name, you may enroll in the plan immediately. When enrolled, you may participate by choosing to reinvest all of your quarterly dividends and/or by making additional cash investments, as more fully explained in the answer to Question 6.

If you own shares of Quaker common stock but they are held for you in a brokerage account or are registered in the name of another third party, you may participate in the plan by instructing your broker or other record holder to transfer your Quaker shares into your own name and then enrolling in the plan. If you are currently holding shares beneficially and would like to participate in the plan, you should contact your broker to make arrangements to participate in the plan.

2.	How do I get started?

If you are not currently enrolled in the plan, you may enroll by completing, signing and returning an enrollment form to the plan administrator by mail to the following address: American Stock Transfer & Trust Company, LLC, Dividend Reinvestment Department, P.O. Box 922, Wall Street Station, New York, New York 10269-0560. You can obtain an enrollment form by calling the plan administrator at 1-877-724-6458.

3.	How do I make an election whether or not to reinvest my dividends?

You may, by marking the appropriate investment option on your enrollment form, choose to reinvest either “all” or “none” of the cash dividends paid on the shares of Quaker common stock you own of record. You may not elect to reinvest only a portion of those dividends. If you elect to reinvest your cash dividends, the full amount of those dividends will be used to purchase additional shares of Quaker stock without your having to pay any fees. Quaker pays dividends on both whole and fractional shares held in the plan and your plan account will be credited with the whole and fractional shares that are purchased with your cash dividends.

Choosing either of the following options on your enrollment form will still entitle you to take advantage of the plan’s optional cash purchase feature:

1.	Full Dividend Reinvestment – This option will allow the plan administrator to apply all dividends due you toward the purchase of additional shares of common stock.

2.	Cash Payments Only (No Dividend Reinvestment) – This option does not provide for the reinvestment of any dividends due you. If you select this option, all dividends will be sent to you in the form of a check for all of your shares whether held by you in certificate form or held in your plan account in book-entry form.

For a particular cash dividend to be reinvested, your authorization must be received by the plan administrator before the record date for that dividend. The record date normally will be about two weeks prior to the payment date. (For example, if the record date for a dividend to be paid on October 31 is October 17, your enrollment form must be received on or before October 17 in order for the October 31 dividend payment to be reinvested.)

4.	If I am participating in the plan’s dividend reinvestment feature, how do I stop my dividend reinvestment participation?

You may stop reinvesting dividends at any time, provided you notify the plan administrator at 1-877-724-6458 more than three (3) business days before the next dividend payment date. If your notice is received less than three (3) business days prior to the next dividend payment date, then that dividend will be reinvested. However, until contrary instructions are received by the plan administrator, all subsequent dividends will be paid out in cash on all balances.

In order to cease dividend reinvestment, you should either request that a new enrollment form be sent, and change your option on the form to “Cash Payments Only (No Dividend Reinvestment)” while still keeping your shares in a book-entry account with the plan administrator, or you can request that all of the whole shares held for your account be issued to you in the form a stock certificate and that a check be issued for the value of any fractional share amount. Alternatively, you can request all of the whole shares in your plan account be sold on the open market and a check be sent to you for the net proceeds from the sale of those shares plus the value of any fractional share amount. If you cease to participate in the plan’s dividend reinvestment feature and continue to hold shares of Quaker common stock in the plan, the plan administrator will remit any cash dividends on those shares to you by check.

5.	When are dividends reinvested?

Each cash dividend paid on shares held in the plan for the account of participants who have elected to have their cash dividends reinvested is invested in additional shares of Quaker common stock on the date the dividend is paid. The shares are purchased directly from Quaker and, at Quaker’s option, the shares received are newly issued shares or are taken from shares held by Quaker as treasury shares.

6.	How do I make additional investments?

If you already own Quaker common stock and are enrolled in the plan and want to make an additional cash investment in Quaker shares, you can authorize individual automatic deductions from your checking or savings account at a qualified financial institution or send your check or money order to the plan administrator. If you choose to submit a check or money order, please make sure it is drawn on a U.S. bank and is made payable in U.S. dollars to American Stock Transfer & Trust Company, LLC. Each check or money order should be accompanied by an optional cash form, unless the check or money order is being submitted with your enrollment form, in which case no other form is required with that payment. The optional cash form attached to your plan statement may be detached and used for this purpose.

If you would like to make regular monthly purchases, you may, in lieu of sending checks or money orders, authorize automatic monthly deductions from your checking or savings account at a qualified financial institution. This feature enables you to make ongoing investments in an amount that is comfortable for you, without having to send a check or money order.

7.	How do I make an automatic monthly investment from a bank account?

In order to provide for an automatic monthly withdrawal of funds from your checking or savings account at a qualified financial institution, simply complete, sign and submit to the plan administrator an automatic debit enrollment form, providing the necessary information, together with a voided blank check or checking or savings account deposit slip, designating the amount and the account from which the funds are to be withdrawn each month. All automatic deductions from your checking or savings account will be debited from your account on the 25th of each month, or if the 25th falls on a Saturday, Sunday or holiday, the direct debit will be made on the business day before the 25th.

8.	If a check I deliver to the plan administrator is not honored for any reason or a predesignated bank account does not have sufficient funds for an automatic debit I have arranged for, what will be the consequences?

In the event that a participant’s check is returned unpaid for any reason, or a participant’s predesignated bank account does not have sufficient funds for an automatic debit, the plan administrator will consider the request for the applicable purchase of shares to be null and void and will immediately remove from the participant’s account any shares already purchased in reliance on the funds anticipated to be available from the returned check or the failed automatic debit. The plan administrator will thereupon be entitled to sell any of the withdrawn shares to satisfy any uncollected amounts. If the net proceeds of the sale of the withdrawn shares are insufficient to satisfy the balance of the uncollected amount, the plan administrator will be entitled to sell any additional shares from the participant’s account necessary to satisfy the uncollected balance. In addition, the plan administrator reserves the right to sell additional shares from the participant’s account to satisfy return check or direct debit fees.

9.	Once established, how can I change or terminate an automatic monthly withdrawal of funds?

You may change or terminate an automatic monthly withdrawal of funds by completing and submitting to the plan administrator a new automatic debit enrollment form. However, to be effective with respect to a particular plan investment date, the new automatic debit enrollment form must be received by the plan administrator no later than two weeks prior to the investment date. Also, you can cancel any payment scheduled to be made by automatic debit, provided the request is received by the plan administrator at least six (6) business days prior to the date of the debit.

10.	Is there a limit on the amount of cash purchases I may make through the plan?

Yes. Additional cash purchases made through the plan are subject to a minimum purchase requirement of $300 per investment and your total cash purchases through the plan may not exceed $24,000 in any year.

11.	When will the shares I acquire by additional cash investment be purchased?

The funds received by the plan administrator from participants for optional cash purchases no later than two (2) business days preceding a cash investment date will be fully invested on that cash investment date. The plan’s cash investment dates are:

•

the 15th day of each month, unless that date is a day on which the New York Stock Exchange is not open, in which case that investment date will instead be the next succeeding day on which the New York Stock Exchange is open; and

•

the last day of each month, unless that date is a day on which the New York Stock Exchange is not open, in which case that cash investment date will instead be the next succeeding day on which the New York Stock Exchange is open.

Funds sent to the plan administrator to be used for optional cash purchases, but not received at least two (2) business days preceding the next cash investment date, will not be invested until the next succeeding cash investment date.

No interest is paid on funds held by the plan administrator pending investment. Participants may request a return of any uninvested funds being held by the plan administrator for optional cash purchases, provided the request is received by the plan administrator no later than two (2) business days before the next cash investment date.

12.	What is the source of shares purchased by the plan administrator under the plan?

The plan administrator purchases the shares needed to meet participants’ investments under the plan directly from Quaker.

13.	How will the price of shares purchased under the plan be determined?

The shares acquired by participants under the plan, including those acquired by dividend reinvestment as well as those acquired by optional cash purchases, will be purchased at a price equal to the average of the daily high and low prices of the Quaker common stock for the five (5) trading days immediately preceding the applicable dividend payment date or cash investment date, as reported on the New York Stock Exchange composite tape.

14.	Will I receive certificates for shares purchased?

No, because the plan provides for share safekeeping. For the convenience of participants, shares purchased under the plan are held by the plan administrator in the participant’s name in non-certificated (book-entry) form. You may, however, request a stock certificate from the plan administrator at any time. You may make such a request by using the tear-off form attached to your account statement or calling the plan administrator at 1-877-724-6458. Certificates are normally issued to a participant within five (5) business days of receipt of a request.

15.	Will withdrawal of shares from my account balance affect my election to participate in the plan’s dividend reinvestment program?

If you are participating in the plan’s dividend reinvestment program, your withdrawal of shares from your plan account will not affect your dividend reinvestment participation as long as you continue to be the record owner of the shares withdrawn.

16.	What is safekeeping?

Shares of Quaker common stock that you buy under the plan will be maintained in your plan account in non-certificated form for safekeeping unless and until you request that the shares be sold for your account or you withdraw the shares from your account. Safekeeping protects your shares against loss, theft or accidental destruction and also provides a convenient way for you to keep track of your shares. Only shares held in safekeeping may be sold through the plan.

If you own Quaker common stock in certificate form, you may deposit your certificates for those shares with the plan administrator for a processing fee of $7.50. The certificates do not need to be endorsed. Stock certificates should be sent by certified or registered/insured mail or by some other safe means since you will bear the risk of loss in transit.

17.	Can I get certificates if I want them?

Yes. You may obtain a certificate (at no cost) for some or all of the whole shares held in the plan for your account at any time by simply requesting that the plan administrator withdraw those shares from your plan account balance and issue you a certificate for those shares. You may make such a request by using the tear-off form attached to your account statement or calling the plan administrator at 1-877-724-6458. Certificates are normally issued within five (5) business days of receipt of the request. Withdrawing shares from your account balance will not affect your dividend reinvestment option as long as you continue to be the record owner of the shares (i.e., dividends will continue to reinvest if previously elected on the enrollment form). Any certificates you request will be issued in the name(s) in which the account is registered, unless you instruct the plan administrator otherwise. If the certificate is to be issued in a name other than your plan account registration, your signature must be guaranteed by a bank or broker participating in the Medallion Guarantee Plan. Detailed transfer instructions can be obtained by calling the plan administrator at 1-877-724-6458.

18.	What happens if there is a stock split, stock dividend or other distribution with respect to Quaker common stock?

Your account will be adjusted in book-entry form to reflect the distribution of any Quaker common stock paid with respect to the shares held in your plan account as the result of a stock dividend, stock split or similar transaction.

19.	How can I transfer or give a gift of shares?

You may transfer or give gifts of Quaker common stock held in your plan account to anyone you choose by contacting the plan administrator. After the transfer or gift is completed, a notice indicating the transfer of Quaker common stock will be forwarded to the recipient.

20.	How do I sell shares?

You can sell the shares held in your plan account at any time by sending the plan administrator a request to sell. This can be done using the tear-off portion of your account statement for this purpose or by calling the plan administrator at 1-877-724-6458. Upon receipt of a request to sell some or all of the shares in your plan account, the plan administrator will process the sale on the open market of any whole shares you have requested be sold within five (5) business days of receipt of the request and remit to you the proceeds, less an administrative charge of $7.50, plus applicable brokerage commissions. Proceeds are normally paid by check and are distributed to the selling participant within three (3) business days after the sale takes place. Please note that the plan administrator cannot and does not guarantee the actual sale date or price, nor can it stop or cancel any outstanding sales or issuance requests. All requests are final.

Alternatively, you may choose to sell your shares through a broker of your choice, in which case you will have to request a certificate for the whole shares in your book-entry account from the plan administrator for delivery to you or your broker. See Question 17 for instructions on how to obtain a certificate.

21.	What are the costs?

There is no fee for enrolling in the plan. Participation is voluntary and you may discontinue your participation at any time. Applicable fees, if any, of the plan administrator are as follows:

Reinvestment of quarterly cash dividends	No Charge

Purchase of shares with additional investments via check (per investment)	No Charge

Purchase of additional shares via automatic debit of bank account (per investment):

• Individual	No Charge[1]
• Recurring monthly debit	No Charge[1]

Transfer shares as gift	No charge

Certificate safekeeping	No charge

Deposit of previously owned shares into plan for safekeeping	$7.50

Certificate issuance	No charge

Sale of shares (full)	$7.50[2]

Return of a check for insufficient funds or rejection of automatic debit of bank account	$25 per occurrence

[1]	Any charges imposed by your bank in connection with automatic withdrawals from your bank account are your responsibility.
[2]	In addition to this amount, the proceeds remitted to you upon a sale of shares for your account will also be reduced by the amount of applicable brokerage commissions.

22.	What about taxes?

For a discussion of Federal income tax consequences to non-foreign shareholders participating in the plan, see “Federal Income Tax Consequences.”

23.	Will my cash dividends and the proceeds from any sale of my shares be subject to tax withholding?

Your dividends and sale proceeds are subject to Federal withholding if you fail to provide a valid taxpayer identification number to the plan administrator. Dividends and sale proceeds payable to participants residing in certain foreign countries may also be subject to Federal withholding. In any case in which Federal income taxes are required to be withheld, the plan administrator will reinvest or pay to you, as the case may be, an amount equal to the dividends or sale proceeds less the amount of tax withheld. For Internal Revenue Service (“IRS”) reporting purposes, the amount of any dividend withheld is included in the dividend income.

24.	Will I receive the information on my plan participation needed to timely file my Federal income tax returns?

Yes. The plan administrator will send a Form 1099-DIV to you and the IRS after each year-end reporting all dividend income you received during the year on the Quaker common stock held for your account in the plan. This Form 1099-DIV will not include any dividend income you may have earned on Quaker common stock held outside of the plan. If you sell shares through the plan, the administrator will send a Form 1099-B to you which will appear at the bottom of your sales check and to the IRS after year-end, showing the total proceeds of the transactions. We recommend that you keep your transaction statements, which are helpful for record keeping and tax purposes.

25.	Will I have the same rights as a shareholder?

As a plan participant, you enjoy all the rights and privileges associated with stock ownership. You will receive all shareholder communications, including proxy material and annual reports. You will be given the opportunity to vote your plan shares, including any fractional share held in your plan account, and your shares will be voted in accordance with your direction. If you wish, you may vote your shares in person at shareholder meetings. If you return a proxy card that you have signed but no voting instructions are given with respect to any item thereon, all of the shares will be voted with respect to that item in accordance with the recommendations of Quaker’s management. This is the same procedure that is followed for all shareholders who return proxy cards and do not provide instructions. If a proxy card is not returned, or if it is returned unsigned by the registered owner(s), none of that participant’s shares will be voted unless they are the subject of another duly executed and submitted proxy or the participant attends the meeting and votes the shares in person.

26.	Is participation in the plan available to a shareholder who is a non-U.S. citizen or resident?

In the case of a shareholder who is a citizen or resident of a country other than the United States, its territories or possessions, participation in the plan is available only if that participation will not violate local laws applicable to Quaker or the participant. Each non-U.S. citizen or resident is responsible for reviewing the applicable local laws prior to investing in Quaker common stock. All dividends will be subject to withholding under the terms of any applicable tax treaty provisions.

27.	How will I keep track of my investments?

Each time there is investment activity in your plan account, you will receive a statement that shows the amount invested, the purchase or sale price and the number of shares purchased or sold. In addition, you will receive copies of the same communications sent to all other holders of Quaker common stock, such as annual reports and proxy statements. Participants will also receive any IRS information returns if so required. In this regard, see the answer to Question 24. In order to ensure that you receive this information in a timely manner, it is important that you promptly notify the plan administrator of any change of address.

28.	What if I have questions about the plan?

Questions regarding enrollment, purchase or sale of share requests, and other transactions or services offered by the plan should be directed to the plan administrator, which, in connection with its administration of the plan, holds the shares of common stock acquired under the plan or deposited with it pursuant to the plan’s safekeeping provisions, keeps records relating to the plan, sends statements of account activity to participants and performs other duties related to the administration of the plan.

You may contact the plan administrator by calling a customer service representative at 1-877-724-6458. Customer service representatives are available from 8:00 A.M. to 7:00 P.M., Eastern Time, Monday through Thursday and 8:00 A.M. to 5:00 P.M. Fridays (except holidays).

You may also write to the plan administrator at the following address:

For transaction processing:

American Stock Transfer & Trust Company, LLC

P.O. Box 922, Wall Street Station

New York, New York 10269-0560

Attention: Plan Administration Department

For inquires:

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, New York 11219

Be sure to include your name, address, daytime phone number, investor identification number and a reference to Quaker Chemical Corporation on all correspondence.

29.	What factors concerning the responsibilities of Quaker and the plan administrator should I consider when making a determination whether to participate in the plan?

Factors you should consider include, among others, the following:

•	Neither Quaker nor the plan administrator can assure you a profit or protect you against a loss on the shares you purchase under the plan.

•	Securities held by the plan administrator in your plan account are not subject to protection under the Securities Investor Protection Act of 1970.

•	The plan administrator may use, and commissions may be paid to, a broker-dealer which is affiliated with the plan administrator.

•	Plan participants must make independent investment decisions based upon their own judgment and research.

•

Subject to any right you may have under the Securities Exchange Act of 1934 or other applicable Federal securities laws, neither Quaker nor the plan administrator will be liable for any act or omission to act done in good faith. This includes, without limitation, any claim of liability:

•	for the prices at which stock purchases or sales are made as reflected in your plan account, or the dates or times of the purchases or sales of your plan shares; or

•	for any fluctuation in the market value of your Quaker shares after they are purchased or sold; or

•

for failure to terminate your account upon your death prior to receiving written notice of such death along with a request from a qualified representative of the deceased to terminate participation in the plan.

•

Although Quaker contemplates the continuation of quarterly dividends, the payment of dividends is at the sole discretion of Quaker’s board of directors and will depend upon future earnings, the financial conditions of Quaker, and other factors. The board may change the amount and timing of, or cease the payment of, dividends at any time without notice.

•

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of Quaker, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and therefore unenforceable.

30.	Can Quaker or the plan administrator make changes to the plan or terminate my participation in the plan?

Quaker and the plan administrator reserve the right to suspend, modify or terminate the plan at any time. You will receive notice of any such suspension, modification or termination. If the plan is terminated, the plan administrator will issue to you a certificate for all of the whole shares then held for your account and you will receive a cash payment for any fractional share then held for your account.

The plan administrator also reserves the right to terminate any participant’s plan account that does not have a balance of at least one whole share. In the event a participant’s account is so terminated, a check for the cash value of the fractional share will be sent to the participant, and the account will be closed.

31.	How is the plan to be interpreted?

All questions as to the validity, form, eligibility and acceptance of all payments to or under the plan will be determined solely by Quaker, which determinations will be final and binding. No alternative, conditional, or contingent payments will be accepted. Quaker reserves the absolute right to reject any or all payments for any reason. Quaker also reserves the right to waive any irregularities or conditions, and Quaker’s interpretations of the terms and conditions of the plan shall be final and binding.

Federal Income Tax Consequences

The following discussion is a summary of the important United States Federal income tax consequences of your participation in the plan. The summary is based on the Internal Revenue Code of 1986, as amended, United States Treasury Regulations, administrative rulings and court decisions, as in effect as of the date of this prospectus, all of which are subject to change at any time, possibly with retroactive effect. This summary is not a complete description of all of the tax consequences of your participation in the plan. For example, it does not address any state, local or foreign tax consequences of your participation. You should consult your own tax advisor about the tax consequences of your participation in the plan.

In general, participants who reinvest cash dividends under the plan will have the same Federal income tax consequences with respect to their dividends as shareholders who are not participants in the plan. On each dividend payment date, participants will be treated as having received a distribution equal to the cash dividend received. Generally, through 2010, these distributions, so long as they qualify as “qualified dividend income,” will be taxable to non-corporate participants at the long-term capital gain rate (currently 15%) to the extent of the participant’s share of Quaker’s current or accumulated earnings and profits for Federal income tax purposes. The amount, if any, of a distribution in excess of such earnings and profits will reduce a participant’s tax basis in the shares of common stock with respect to which the distribution was received and, to the extent in excess of such basis, will result in capital gain. Certain corporate participants may be entitled to a dividends-received deduction with respect to amounts treated as ordinary dividend income. Corporate participants should consult their own tax advisors regarding their eligibility for and the extent of such deduction.

Participants should not be treated as receiving an additional distribution based upon their pro rata shares of the plan administration costs paid by Quaker. There can be no assurance, however, that the Internal Revenue Service will agree with this position. Quaker has no present plans to seek a ruling from the Internal Revenue Service on this issue.

Shares, or any fraction thereof, of common stock purchased with reinvested cash dividends will have a tax basis equal to the amount of the reinvested dividends, increased by any related brokerage fees or commissions treated as a dividend to the participant. Shares or any fraction thereof purchased with supplemental cash payments will have a tax basis equal to the amount of such payments. Such shares or any fraction thereof purchased under the plan will have a holding period beginning on the day following the applicable investment date.

Participants will not recognize any taxable income when they receive certificates for whole shares credited to their accounts, either upon their request for such certificates or upon withdrawal from or termination of the plan. Participants, however, may recognize gain or loss when whole shares acquired under the plan are sold or exchanged either through the plan at their request or by participants themselves after receipt of certificates for shares from the plan. In addition, participants may recognize gain or loss when they receive cash payments for fractional shares credited to their account upon withdrawal from or termination of the plan. The amount of such gain or loss will be the difference, if any, between the amount which the participant receives for the participant’s shares or fractional share and his or her tax basis therefor (with special rules applying to determine the basis allocable to shares that are not specifically identified when the participant sells less than all of the participant’s shares). Such gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if the holding period for the shares or fractional share exceeds one year.

Dividends which are reinvested pursuant to the plan may be subject to the “backup withholding” tax generally applicable to dividends unless the participant provides Quaker with the participant’s taxpayer identification number or is otherwise exempt from “backup withholding.”

Use of Proceeds

All of the shares offered by this prospectus that are purchased pursuant to the plan will be purchased directly from Quaker. We have no basis for estimating either the number of shares offered by this prospectus that ultimately will be purchased under the plan or the aggregate amount of net proceeds we will receive from the sale of those shares. All of the net proceeds from the sale of the shares offered by this prospectus will be used for our general corporate purposes. We may temporarily invest funds that are not immediately needed for these purposes in marketable securities.

Legal Matters

The validity of the common stock issued by us under the plan will be passed upon for us by WolfBlock LLP, 1650 Arch Street, Philadelphia, PA 19103.

Experts

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to Quaker Chemical Corporation’s annual report on Form 10-K for the year ended December 31, 2007 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Quaker Chemical Corporation

Quaker Chemical Corporation

Dividend Reinvestment

and Stock Purchase Plan

250,000 Shares

of

Common Stock

Prospectus

November 24, 2008

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses which may be incurred by us in connection with the sale of the securities being registered. Each amount shown is an estimate except for the SEC registration fee.

SEC registration fee	$126.05
Legal fees and expenses	35,000.00
Accounting fees and expenses	3,000.00
Printing	1,200.00
Miscellaneous	1,673.95

Total	$41,000.00

Item 15.	Indemnification of Directors and Officers.

Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended (the “PBCL”), contains provisions relating to the indemnification of persons by a Pennsylvania business corporation, including directors and officers of the corporation.

Sections 1741 and 1742 of the PBCL provide that a business corporation may indemnify directors and officers against liabilities and expenses they may incur as such provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In general, a business corporation’s power to indemnify under these sections does not exist in the case of actions against a director or officer by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless and only to the extent it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses. Section 1743 of the PBCL provides that a business corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities to the extent they are successful on the merits or otherwise in the defense of such actions.

Section 1744 provides that, unless ordered by a court, any indemnification under Section 1741 or 1742 may be made by a business corporation only as authorized in the specific case upon a determination that indemnification of a director or officer is proper because the director or officer met the applicable standard of conduct, and such determination must be made: (i) by the board of directors by a majority vote of a quorum of directors not parties to the action or proceeding; (ii) if a quorum is not obtainable or if obtainable and a majority of disinterested directors so directs, by independent legal counsel; or (iii) by the shareholders.

Section 1745 provides that expenses incurred by a director or officer in defending any action or proceeding referred to in Subchapter D of Chapter 17 of the PBCL may be paid by a business corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation.

Section 1746 of the PBCL grants a business corporation broad authority to indemnify its directors and officers for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

Section 1747 of the PBCL permits a business corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a representative of another corporation or other enterprise, against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Subchapter D of Chapter 17 of the PBCL. The Registrant currently maintains directors and officers liability insurance on behalf of its directors and officers.

Section 1748 applies the indemnification and advancement of expenses provisions contained in Subchapter D of Chapter 17 of the PBCL to successor corporations resulting from consolidation, merger or division.

Section 1750 provides that the indemnification and advancement of expenses pursuant to Subchapter D of Chapter 17 of the PBCL will, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer of the corporation and shall inure to the benefit of the heirs and personal representative of that person.

Section 7.1 of the Registrant’s Bylaws contains provisions requiring the Registrant to indemnify and hold harmless directors and officers to the fullest extent and manner authorized or permitted by the laws of the Commonwealth of Pennsylvania.

Item 16.	Exhibits.

Exhibit Number	Description
4.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3(a) of the registrant’s Annual Report on Form 10-K for the year ended December 31, 1996).

4.2	Bylaws as amended through October 4, 2008 (incorporated by reference to Exhibit 10.1 of the registrant’s quarterly report on Form 10-Q for the quarter ended September 30, 2008).

4.3	Shareholder Rights Plan dated March 6, 2000 (incorporated by reference to Exhibit 1 to the registrant’s Current Report on Form 8-K filed with the SEC on March 7, 2000).

5	Opinion of WolfBlock LLP

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of WolfBlock LLP (included in Exhibit 5)

24.1	Powers of Attorney (included on page II-5)

99	Enrollment form for the Dividend Reinvestment and Stock Purchase Plan

Item 17.	Undertakings

(a) The undersigned registrant undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment of this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in this registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Conshohocken, Commonwealth of Pennsylvania, on November 21, 2008.

QUAKER CHEMICAL CORPORATION

By	/s/ Michael F. Barry
Michael F. Barry
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael F. Barry and Mark A. Featherstone, and each of them, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Michael F. Barry Michael F. Barry	Chief Executive Officer, President and Director (Principal Executive Officer)	November 21, 2008

/s/ Mark A. Featherstone Mark A. Featherstone	Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	November 21, 2008

/s/ George H. Hill George H. Hill	Global Controller (Principal Accounting Officer)	November 21, 2008

/s/ Ronald J. Naples Ronald J. Naples	Chairman of the Board	November 21, 2008

/s/ Joseph B. Anderson, Jr. Joseph B. Anderson, Jr.	Director	November 21, 2008

/s/ Patricia C. Barron Patricia C. Barron	Director	November 21, 2008

Donald R. Caldwell	Director	November , 2008

/s/ Robert E. Chappell Robert E. Chappell	Director	November 21, 2008

/s/ William R. Cook William R. Cook	Director	November 21, 2008

/s/ Edwin J. Delattre Edwin J. Delattre	Director	November 21, 2008

/s/ Jeffry D. Frisby Jeffry D. Frisby	Director	November 21, 2008

/s/ Robert H. Rock Robert H. Rock	Director	November 21, 2008

Exhibit Index

Exhibit Number	Description
4.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3(a) of the registrant’s Annual Report on Form 10-K for the year ended December 31, 1996).

4.2	Bylaws as amended through October 4, 2008 (incorporated by reference to Exhibit 10.1 of the registrant’s quarterly report on Form 10-Q for the quarter ended September 30, 2008).

4.3	Shareholder Rights Plan dated March 6, 2000 (incorporated by reference to Exhibit 1 to the registrant’s Current Report on Form 8-K filed with the SEC on March 7, 2000).

5	Opinion of WolfBlock LLP

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of WolfBlock LLP (included in Exhibit 5)

24.1	Powers of Attorney (included on page II-5)

99	Enrollment form for the Dividend Reinvestment and Stock Purchase Plan